Exhibit 3.9

ARTICLES OF INCORPORATION

OF

BUILDERS BRASS WORKS OF NEVADA, INC.

THE UNDERSIGNED Incorporator has executed these Articles of Incorporation for the purpose of forming and do hereby form a corporation under the laws of the State of Nevada, in accordance with the following provisions:

ARTICLE I

The name of the corporation shall be Builders Brass Works of Nevada, Inc.

ARTICLE II

The purpose or purposes for which this corporation is organized are:

The transaction of any or all lawful business for which corporations may be formed under the General Corporation Law of Nevada. The corporation shall be authorized to conduct its business or hold property in any part of the United States and its possessions and foreign countries.

ARTICLE III

The duration of the corporation shall be perpetual.

ARTICLE IV

The address of the registered office of the corporation in the State of Nevada is 502 East John Street, Room E, Carson City, Nevada, 89701. The name of the registered agent in the State of Nevada is United States Corporation Company, 502 East John Street, Room E, Carson City, Nevada, 89701.

ARTICLE V

The corporation is authorized to issue an aggregate of 1000 shares of common stock with no par value.

ARTICLE VI

Each share of common stock shall have one vote.

ARTICLE VII

The name and address of the Incorporator is Julia P. Hagan, Suite 400, 100 East Liberty Street, Louisville, Kentucky, 40202.

ARTICLE VIII

The governing board of the corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the by-laws of this corporation, provided that the number of directors shall not be reduced to less than three (3).

ARTICLE IX

The names and post office addresses of the first Board of Directors which shall be three (3) in number, are as follows:

NAME	ADDRESS
Thomas R. Fuller	207 East Broadway Louisville, Kentucky 40202
Arnold Muhlbach	207 East Broadway Louisville, Kentucky 40202
Edward Chady	207 East Broadway Louisville, Kentucky 40202

ARTICLE X

The capital stock, after the amount of the subscription price, or par value, has been paid in shall not be subject to assessment to pay the debts of the corporation.

WITNESS the signature of the Incorporator this the 25th day of August, 1982.

    /s/ Julia P. Hagan

JULIA P. HAGAN

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STATE OF KENTUCKY

COUNTY OF JEFFERSON

I, a Notary Public, in and for the State and County aforesaid, do hereby certify that on this day the foregoing Articles of Incorporation were produced before me in said State and County and were acknowledged before me by Julia P. Hagan, party thereto, to be her act and deed.

Witness my hand this the 25th day of August, 1982.

My Commission Expires: July 21, 1986.

     /s/ Debbie A. Masterson

NOTARY PUBLIC, STATE-AT-LARGE, KENTUCKY

THIS INSTRUMENT PREPARED BY:

     /s/ Julia P. Hagan

JULIA P. HAGAN

HAMILTON, ROACH & DIAMOND

Suite 400, 100 East Liberty Street

Louisville, Kentucky 40202

PHONE: (502) 589-6227

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